SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 10, 2010

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employe rIdentification Number)

43 West 33rd Street, Suite 600
New York, NY 10001
(Address of principal executive offices) (zip code)

Copies to:
Richard A. Friedman, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2010, Mr. Steven Moskowitz, Chief Executive Officer, President, and Director of Vanity Events Holding, Inc. (the “Company”) resigned from all officer and director positions of the Company and its subsidiaries. There was no disagreement or dispute between Mr. Moskowitz and the Company which led to his resignation.

On May 10, 2010, the Board of Directors elected Mr. Sam Wolf, currently the Chief Operating Officer and a Director of the Company, to also serve as Chief Executive Officer and President of the Company. Mr. Wolf does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Prior to joining Vanity Events Holding, Inc., Mr. Wolf was employed as a sales associate and office manager at Fairmont Insurance Brokers Ltd. since July 1988. In July 2003, Mr. Wolf was promoted to Vice President of Sales & Marketing where he was actively involved in growing the Agency’s premiums to $85,000,000 as well as building an extensive personal book of business. He was also in charge of recruitment and training of sales people for the company. Mr. Wolf has served as a Board Member in various charities and is presently a Board Member of a private High School in Long Island.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: May 10, 2010	By:	/s/ Sam Wolf
Name: Sam Wolf Title: Chief Executive Officer

3